                                                                    EXHIBIT 99.5

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                               SILICON SPICE, INC.

                             IMMEDIATELY EXERCISABLE

                        INCENTIVE STOCK OPTION AGREEMENT


       THIS IMMEDIATELY EXERCISABLE INCENTIVE STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of <<Grant_Date>>, by and between Silicon Spice, Inc. and <<Optionee>> (the "OPTIONEE").

       The Company has granted to the Optionee pursuant to the Silicon Spice, Inc. 1996 Stock Option Plan (the "PLAN") an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement (the "OPTION"). The Option shall in all respects be subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference.

       1. DEFINITIONS AND CONSTRUCTION.

              1.1 DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

                     (a) "DATE OF OPTION GRANT" means <<Grant_Date>>.

                     (b) "NUMBER OF OPTION SHARES" means <<Shares>> shares of Stock, as adjusted from time to time pursuant to Section 9.



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
                     (c) "EXERCISE PRICE" means <<Price>> per share of Stock, as adjusted from time to time pursuant to Section 9.

                     (d) "INITIAL EXERCISE DATE" means the Date of Option Grant.

                     (e) "INITIAL VESTING DATE" means the date occurring one (1) year after (check one):

                        (TM) the Date of Option Grant.

                        (pi) <<VCD>>, the date the Optionee's Service commenced.

                     (f) "VESTED RATIO" means, on any relevant date, the ratio determined as follows:

                                                                   Vested Ratio
                                                                   ------------
                     Prior to Initial Vesting Date                      0

                     On Initial Vesting Date, provided the            1/4
                     Optionee's Service is continuous
                     from the Date of Option Grant until
                     the Initial Vesting Date

                     Plus

                     For each full month of the Optionee's           1/48
                     continuous Service from the Initial
                     Vesting Date until the Vested Ratio
                     equals 1/1, an additional

                     (g) "OPTION EXPIRATION DATE" means the date ten (10) years after the Date of Option Grant.

                     (h) "COMPANY" means Silicon Spice, Inc., a California corporation, or any successor corporation thereto.

                     (i) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

                     (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                     (k) "SECURITIES ACT" means the Securities Act of 1933, as amended.



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

                     (l) "SERVICE" means the Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination. (NOTE: If the Option is exercised more than three (3) months after the date on which the Optionee ceased to be an Employee (other than by reason of death or a permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

              1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

       2. TAX CONSEQUENCES.

              2.1 TAX STATUS OF OPTION. This Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options held by the Optionee (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than One Hundred Thousand Dollars ($100,000), the Optionee should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

              2.2 ELECTION UNDER SECTION 83(b) OF THE CODE. If the Optionee exercises this Option to purchase shares of Stock that are both nontransferable and subject to a substantial risk of forfeiture, the Optionee understands that the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under
Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the Optionee exercises the Option. Shares acquired upon exercise of the Option are nontransferable and subject to a substantial risk of forfeiture if, for example, (a) they are unvested and are subject to a right of the Company to repurchase such shares at the Optionee's original purchase price if the Optionee's Service terminates, or (b) the Optionee is subject to a restriction on transfer to comply with "Pooling-of-Interests Accounting" rules. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Optionee. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE PURCHASES SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

       3. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board, including any duly appointed Committee of the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

       4. EXERCISE OF THE OPTION.

              4.1 RIGHT TO EXERCISE.

                     (a) Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares less the number of shares previously acquired upon exercise of the Option, subject to the Optionee's agreement that any shares purchased upon exercise are subject to the Company's repurchase rights set forth in Section 11 and Section 12. Notwithstanding the foregoing, except as provided in Section 4.1(b), the aggregate Fair Market Value of the shares of Stock with respect to which the Optionee may exercise the Option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares subject to any other options designated as Incentive Stock Options granted to the Optionee under all stock option plans of the Participating Company Group prior to the Date of Option Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of shares of stock shall be determined as of the time the option with respect to such shares is granted. Such limitation on exercise shall be referred to in this Option Agreement as the "ISO EXERCISE LIMITATION." If Section 422 of the Code is amended to provide for a different limitation from that set forth in this
Section 4.1(a), the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code. The ISO Exercise Limitation shall terminate upon the earlier of (i) the Optionee's termination of Service, (ii) the day immediately prior to the effective date of a Transfer of Control in which the Option is not assumed or substituted for by the Acquiring Corporation as provided in Section 8, or (iii) the day ten (10) days prior to the Option Expiration Date. Upon such termination of the ISO Exercise Limitation, the Option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares subject to the Option which would otherwise exceed the ISO Exercise Limitation.



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

                     (b) Notwithstanding any other provision of this Option Agreement, if compliance with the ISO Exercise Limitation as set forth in
Section 4.1(a) will result in the exercisability of any Vested Shares (as defined in Section 11.2) being delayed more than thirty (30) days beyond the date such shares become Vested Shares (the "VESTING DATE"), the Option shall be deemed to be two (2) options. The first option shall be for the maximum portion of the Number of Option Shares that can comply with the ISO Exercise Limitation without causing the Option to be unexercisable in the aggregate as to Vested Shares on the Vesting Date for such shares. The second option, which shall not be treated as an Incentive Stock Option as described in section 422(b) of the Code, shall be for the balance of the Number of Option Shares; that is, those such shares which, on the respective Vesting Date for such shares, would be unexercisable if included in the first option and thereby made subject to the ISO Exercise Limitation. Shares treated as subject to the second option shall be exercisable on the same terms and at the same time as set forth in this Option Agreement; provided, however, that (i) the second sentence of Section 4.1(a) shall not apply to the second option and (ii) each such share shall become a Vested Share on the Vesting Date such share must first be allocated to the second option pursuant to the preceding sentence. Unless the Optionee specifically elects to the contrary in the Optionee's written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.

              4.2 METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and
(ii) an executed copy, if required herein, of the then current forms of escrow and security agreement referenced below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreements.



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

              4.3 PAYMENT OF EXERCISE PRICE.

                     (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(c), (iv) in the Company's sole discretion at the time the Option is exercised, by the Optionee's promissory note for the aggregate Exercise Price, or (v) by any combination of the foregoing.

                     (b) TENDER OF STOCK. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                     (c) CASHLESS EXERCISE. A "CASHLESS EXERCISE" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

                     (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if an exercise of the Option using a promissory note would be a violation of any law. The promissory note permitted in clause (iv) of Section 4.3(a) shall be a full recourse note in a form satisfactory to the Company, with principal payable no more than four (4) years after the date the Option is exercised. Interest on the principal balance of the promissory note shall be payable in annual installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. Such recourse promissory note shall be secured by the shares of Stock acquired pursuant to the then current form of security agreement as approved by the Company. At any time the Company is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as the Company in its sole discretion shall determine, the Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's Service with the Participating Company Group for any reason, with or without cause.

              4.4 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or
(iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

              4.5 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

              4.6 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

              4.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

       5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

       6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Transfer of Control to the extent provided in Section 8.

       7. EFFECT OF TERMINATION OF SERVICE.

              7.1 OPTION EXERCISABILITY.

                     (a) DISABILITY. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. (NOTE: If the Option is exercised more than three (3) months after the date on which the Optionee's Service as an Employee terminated as a result of a Disability other than a permanent and total disability as defined in Section 22(e)(3) of the Code, the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

                     (b) DEATH. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's legal representative, or other person who acquired the right to exercise the Option by reason of the Optionee's death) at any time prior to the expiration of twelve
(12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within sixty (60) days after the Optionee's termination of Service.

                     (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within sixty (60) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

              7.2 ADDITIONAL LIMITATIONS ON OPTION EXERCISE. Notwithstanding the provisions of Section 7.1, the Option may not be exercised after the Optionee's termination of

Service to the extent that the shares to be acquired upon exercise of the Option would be subject to the Unvested Share Repurchase Option as provided in Section
11. Except as the Company and the Optionee otherwise agree, exercise of the Option pursuant to Section 7.1 following termination of the Optionee's Service may not be made by delivery of a promissory note as provided in Section 4.3(a).

              7.3 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

              7.4 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

              7.5 LEAVE OF ABSENCE. For purposes of Section 7.1, the Optionee's Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vested Ratio.

       8. TRANSFER OF CONTROL.

              8.1 DEFINITIONS.

                     (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                            (i) the direct or indirect sale or exchange in a
single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                            (ii) a merger or consolidation in which the Company
is a party; or

                            (iii) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                            (iv) a liquidation or dissolution of the Company.

                     (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

              8.2 EFFECT OF TRANSFER OF CONTROL ON OPTION. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. For purposes of this Section 8.2, the Option shall be deemed assumed if, following the Transfer of Control, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Transfer of Control was entitled. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under the Option or substitute for the Option in connection with the Transfer of Control, all shares acquired upon exercise of the Option shall become Vested Shares for purposes of Section 11 as of the date ten (10) days prior to the date of the Transfer of Control. Any vesting of the Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a

Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

       9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

       10. RIGHTS AS A SHAREHOLDER, EMPLOYEE OR CONSULTANT. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

       11. UNVESTED SHARE REPURCHASE OPTION.

              11.1 GRANT OF UNVESTED SHARE REPURCHASE OPTION. In the event the Optionee's Service with the Participating Company Group is terminated for any reason or no reason, with or without cause, or, if the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event) any shares acquired upon exercise of the Option which exceed the Vested Shares as defined in Section 11.2 below (the "UNVESTED SHARES"), the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Section 11 (the "UNVESTED SHARE REPURCHASE OPTION").

              11.2 VESTED SHARES AND UNVESTED SHARES DEFINED. The "VESTED SHARES" shall mean, on any given date, a number of shares of Stock equal to the Number of Option Shares multiplied by the Vested Ratio determined as of such date and rounded down to the nearest whole share. On such given date, the "UNVESTED SHARES" shall mean the number of shares of Stock acquired upon exercise of the Option which exceed the Vested Shares determined as of such date.

              11.3 EXERCISE OF UNVESTED SHARE REPURCHASE OPTION. The Company may exercise the Unvested Share Repurchase Option by written notice delivered personally or forwarded by first class mail to the Optionee within sixty (60) days after (a) termination of the Optionee's Service (or exercise of the Option, if later) or (b) the Company has received notice of the attempted disposition of Unvested Shares. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Optionee otherwise agree.

              11.4 PAYMENT FOR SHARES AND RETURN OF SHARES TO COMPANY. The purchase price per share being repurchased by the Company shall be an amount equal to the Optionee's original cost per share, as adjusted pursuant to Section 9 (the "REPURCHASE PRICE"). The Company shall pay the aggregate Repurchase Price to the Optionee in cash within thirty (30) days after the date of personal delivery or mailing of the written notice of the Company's exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased shall be delivered to the Company by the Optionee at the same time as the delivery of the Repurchase Price to the Optionee.

              11.5 ASSIGNMENT OF UNVESTED SHARE REPURCHASE OPTION. The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

              11.6 OWNERSHIP CHANGE EVENT. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option and included in the terms "Stock" and "Unvested Shares" for all purposes of the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event. While the aggregate Repurchase Price shall remain the same after such Ownership Change Event, the Repurchase Price per Unvested Share upon exercise of the Unvested Share Repurchase Option following such Ownership Change Event shall be adjusted as appropriate. For purposes of determining the Vested Ratio following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

       12. RIGHT OF FIRST REFUSAL.

              12.1 GRANT OF RIGHT OF FIRST REFUSAL. Except as provided in
Section 12.7 below, in the event the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares (the "TRANSFER SHARES") to any person or entity, including, without limitation, any shareholder of the Participating Company Group, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 12 (the "RIGHT OF FIRST REFUSAL").

              12.2 NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the "TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Optionee proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

              12.3 BONA FIDE TRANSFER. If the Company determines that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this Section 12, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 12. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

              12.4 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the

Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

              12.5 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in
Section 12.4 above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 12.

              12.6 TRANSFEREES OF TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 12 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 12 are met.

              12.7 TRANSFERS NOT SUBJECT TO RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 12.9 below result in a termination of the Right of First Refusal.

              12.8 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

              12.9 EARLY TERMINATION OF RIGHT OF FIRST REFUSAL. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Transfer of Control, unless the Acquiring Corporation assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the Acquiring Corporation's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "PUBLIC MARKET" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

       13. ESCROW.

              13.1 ESTABLISHMENT OF ESCROW. To ensure that shares subject to the Unvested Share Repurchase Option or the Right of First Refusal or securing any promissory note will be available for repurchase, the Company may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in Section 9, subject to the Unvested Share Repurchase Option, the Right of First Refusal or any security interest held by the Company shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.

              13.2 DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after the expiration of the Unvested Share Repurchase Option and the Right of First Refusal and after full repayment of any promissory note secured by the shares or other property in escrow, but not more frequently than twice each calendar year, the escrow agent shall deliver to the Optionee the shares and any other property no longer subject to such restrictions and no longer securing any promissory note.

              13.3 NOTICES AND PAYMENTS. In the event the shares and any other property held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Option or the Right of First Refusal, the notices required to be given to the Optionee shall be given to the escrow agent, and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

       14. STOCK DISTRIBUTIONS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split or other change, as described in
Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option, the Right of First Refusal, and any security interest held by the Company with the same force and effect as the shares subject to the Unvested Share Repurchase Option, the Right of First Refusal, and such security interest immediately before such event.

       15. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Date of Option Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Option Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

       16. LEGENDS. The Company may at any time place legends referencing the Unvested Share Repurchase Option, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

              16.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

              16.2 Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

              16.3 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

              16.4 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

              16.5 "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("ISO"). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO ________________. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE."

       17. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

       18. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       19. TERMINATION OR AMENDMENT. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section
8.2 in connection with a Transfer of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable the Option to qualify as an Incentive Stock Option. No amendment or addition to this Option Agreement shall be effective unless in writing.

       20. INTEGRATED AGREEMENT. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

       21. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                        SILICON SPICE, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

       The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Unvested Share Repurchase Option set forth in Section 11 and the Right of First Refusal set forth in
Section 12, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement. The undersigned acknowledges receipt of a copy of the Plan.

                                        OPTIONEE: <<Optionee>>


Date:
     ----------------------------       ----------------------------------------

Date: _____________


                             INCENTIVE STOCK OPTION

                                 EXERCISE NOTICE


Silicon Spice, Inc.
415 E. Middlefield Rd.
Mountain View, CA 94043

Attention: Chief Financial Officer

Ladies and Gentlemen:

         1. Exercise of Option. The undersigned optionee (the "Optionee") was granted an incentive stock option (the "Option") to purchase shares of the common stock of Silicon Spice, Inc. (the "Company") on ___________, 19__, pursuant to the Company's 1996 Stock Option Plan (the "Plan") and pursuant to the Immediately Exercisable Incentive Stock Option Agreement dated ___________, 19__ (the "Option Agreement"). The Grant Number of the Option is _____________. The Optionee hereby elects to exercise the Option as to a total of ______ shares of the common stock of the Company (the "Shares"), of which ________ are Vested Shares and _______ are Unvested Shares as determined in accordance with the Option Agreement.

         2. Payments. Enclosed herewith is full payment in the aggregate amount of $___________ (representing $_____ per share) for the Shares in the manner set forth in the Option Agreement. The Optionee authorizes payroll withholding and otherwise will make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any.

         In the event a portion of the option price for the Shares consists of the Optionee's promissory note as approved by the Board of Directors of the Company at the time the Option was granted, the Optionee will grant the Company a security interest in the Shares as security for the full and timely payment of such promissory note pursuant to the current form of security agreement as approved by the Company and the Optionee agrees to deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by the Optionee, with an agent designated by the Company, to be held by such agent pursuant to the security agreement, an executed copy of which the Optionee has delivered herewith.

         3. Binding Effect. The Optionee agrees that the Shares are being acquired by the Optionee in accordance with and subject to the terms, provisions and conditions of the Option Agreement, including the Unvested Share Repurchase Option, and the Right of First Refusal set forth therein, to all of which the Optionee hereby expressly assents. This Agreement shall inure to the benefit of and be binding upon the Optionee's heirs, executors, administrators, successors and assigns. The Optionee agrees to deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by the Optionee, with an escrow agent designated by the Company, to be held by such escrow agent pursuant to the Company's standard Joint Escrow Instructions, an executed copy of which the Optionee has delivered herewith.

         4. Transfer. The Optionee is aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. The Optionee understands that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to the Optionee upon request.

         The Optionee agrees that the Optionee will promptly notify the Chief Financial Officer of the Company if the Optionee transfers any of the Shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option.

         The Optionee's address of record is:

               ---------------------------------

               ---------------------------------

               ---------------------------------

and the Optionee's Social Security Number is:
                                             ----------------------------

         5. Election Under Section 83(b) of the Code. The Optionee understands and acknowledges that if the Optionee is exercising the Option to purchase Unvested Shares (i.e., shares that remain subject to the Company's Unvested Share Repurchase Option), the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the Optionee exercises the Option.

         The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option. AN ELECTION UNDER
SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE PURCHASES SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

         I understand that I am purchasing the Shares pursuant to the terms of the Silicon Spice, Inc. 1996 Stock Option Plan and my Option Agreement, copies of which I have received and carefully read and understand.


                                             Very truly yours,


                                             -----------------------------------
                                             (Signature)


                                             -----------------------------------
                                             (Optionee's Name Printed)


Receipt of the above is hereby acknowledged.

Silicon Spice, Inc.

By:
   -------------------------------------
Title:
       ---------------------------------
Dated:
       ---------------------------------

                               SILICON SPICE, INC.

                             1996 STOCK OPTION PLAN

                            JOINT ESCROW INSTRUCTIONS

         These Joint Escrow Instructions are entered into as of _________, 19__.

                                    RECITALS

         1. Silicon Spice, Inc, a California corporation (the "Company"), and its undersigned employee (the "Optionee") desire to appoint Gray Cary Ware & Freidenrich, A Professional Corporation, as their agent (the "Agent") with respect to certain certificate(s) evidencing shares of the Company's common stock purchased pursuant to the Company's Stock Option Exercise Notice attached hereto as Exhibit A (the "Stock").

         2. The Optionee purchased the Stock upon the exercise of an option to purchase stock pursuant to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit B and incorporated by reference herein (the "Option Agreement").

                               ESCROW INSTRUCTIONS

         The Company and the Optionee hereby authorize and direct the Agent to hold the documents and certificate(s) delivered to the Agent pursuant to these Escrow Instructions and to take the following actions with respect thereto, and the Company and the Optionee hereby agree as follows:

         1. The Optionee hereby delivers and/or agrees to deliver to the Agent the Optionee's certificate(s) evidencing the Stock and an Assignment Separate from Certificate executed in blank. The Optionee irrevocably authorizes the Company to deposit with the Agent any certificate(s) evidencing shares of the Company's common stock acquired by the Optionee pursuant to the exercise of the option evidenced by the Option Agreement which the Company may from time to time issue to the Optionee during the term of these Escrow Instructions.

         2. The provisions of these Escrow Instructions shall apply for so long as the Stock is subject to the Unvested Share Repurchase Option, or the Right of First Refusal set forth in the Option Agreement (the "Repurchase Rights"). Upon termination of the Company's Repurchase Rights pursuant to the Option Agreement , this escrow shall terminate.

         3. In the event the Company shall elect to exercise any of the Repurchase Rights, the Company shall give to the Optionee and the Agent a written notice (the "Repurchase Notice") which states (a) the terms and conditions of such purchase, determined in accordance with the provisions of the Option Agreement, and (b) a time and date for a closing hereunder at the principal office of the Company. The Optionee and the Company hereby irrevocably authorize and direct the Agent to close the transaction contemplated by the Repurchase Notice in accordance with the terms of the Repurchase Notice. At the closing, the Agent shall deliver the certificate(s) evidencing the shares of Stock to be transferred to the Company against the simultaneous delivery by the Company to the

Agent of the consideration, if any, for the number of shares of Stock being thus purchased. The balance of any such shares of Stock and the consideration so received shall be retained by the Agent and held in accordance with these Escrow Instructions.

         4. The Company may at any time release some or all of the Stock from the provisions of these Escrow Instructions by giving written notice to the Optionee and the Agent directing delivery to the Optionee of the shares of Stock to be released. Once per calendar year the Optionee may request that the Company direct the Agent to release from the provisions these Escrow Instructions the shares of Stock which are no longer subject to the Company's Repurchase Rights. The Company shall give to the Optionee and the Agent written notice directing delivery to the Optionee of the shares of Stock to be released. The Agent shall use its best efforts to cause the certificate(s) evidencing the Stock held by the Agent to be delivered to the Optionee pursuant to such notice within ten
(10) days from receipt of such notice.

         5. To facilitate the exercise of any of the Repurchase Rights, and the performance of these instructions, the Optionee does hereby constitute and appoint the Agent as the Optionee's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other instruments which shall be necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. The Optionee understands that such appointment is coupled with an interest and is irrevocable. Subject to the provisions of these Escrow Instructions, the Optionee shall exercise all rights and privileges of a shareholder of the Company while the Stock is held by the Agent; provided, however, the Optionee may not sell, transfer, dispose of, or in any manner encumber any shares of the Stock while such shares of Stock are held by Agent hereunder.

         6. If at the time of termination of this escrow, the Agent shall have in its possession any documents, securities, or other property belonging to the Optionee, the Agent shall deliver all of same to the Optionee and shall be discharged of all further obligations hereunder.

         7. The Agent's duties hereunder may be altered, amended, modified, or revoked only by a writing signed by the Company and the Optionee, and approved by the Agent.

         8. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Optionee while acting in good faith and in the exercise of the Agent's own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent's own attorneys shall be conclusive evidence of such good faith.

         9. The Agent is hereby expressly authorized to disregard any and all warnings by any of the parties hereto or by any other person, firm, corporation, or other entity, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In the event the Agent obeys or complies with any such order, judgment, or decree of any court, the Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation, or other entity by reason of such compliance notwithstanding that any such order, judgment, or decree shall be subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

         10. The Agent shall not be liable in any respect on account of the identity, authorities, or rights of the parties executing or delivering or purporting to execute or deliver any agreements or documents called for by the Option Agreement or any documents or papers deposited or called for hereunder.

         11. The Agent shall not be liable for the barring of any rights under the statute of limitations with respect to these Escrow Instructions or any documents deposited with the Agent.

         12. By signing these Escrow Instructions, the Agent becomes a party hereto only for the purpose of said Escrow Instructions. The Agent shall not be considered a party to the Option Agreement or to any documents or agreements called for by the Option Agreement.

         13. The Agent may resign from its duties hereunder at any time upon written notice to the Company and the Optionee and delivery of all documents and certificates held in this escrow to the successor escrow agent. If a successor escrow agent has not been appointed within thirty (30) days, the Agent may deliver all such documents and certificates to the Company, at which time, all further responsibilities and duties of the Agent shall cease.

         14. If prior to the termination of these Escrow Instructions the Agent shall resign or otherwise cease to operate as escrow agent, a successor escrow agent shall be designated by the Board of Directors of the Company. The Board of Directors of the Company may, at any time, substitute another party in the Agent's place as escrow agent hereunder, and the Optionee hereby expressly accepts such substitution.

         15. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to the Company, to:

                       Silicon Spice, Inc.
                       1001 Rengstorff Avenue, 2nd Floor
                       Mountain View, CA 94043
                       Attn:  Chief Financial Officer

                  (b)  if to the Optionee, to:

                       --------------------------------

                       --------------------------------

                       --------------------------------

                  (c)  if to the Agent, to:

                       Gray Cary Ware & Freidenrich
                       400 Hamilton Avenue
                       Palo Alto, California 94301

         16. The provisions of these Escrow Instructions shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         17. These Escrow Instructions shall be governed, to the fullest extent possible, by the laws contained in the California Commercial Code, including any regulations or judicial interpretations with respect thereto. To the extent that any matter is not governed by the laws contained in the California Commercial Code, such matter shall be governed by the laws of the state of the Optionee's residence as such laws are applied to agreements between residents of such state entered into and to be performed entirely within the such state.

         18. The terms and conditions of these Escrow Instructions, including all terms and conditions incorporated by reference herein, shall survive the exercise of the option granted pursuant to the Option Agreement and shall continue in full force and effect thereafter.

         19. These Escrow Instructions and the Option Agreement contain the entire understanding of the Company and the Optionee, and there are no other contracts, agreements, understandings, representations, warranties, or covenants with respect to the subject matter contained herein or in the Option Agreement.

         IN WITNESS WHEREOF, the Company and the Optionee have executed these Escrow Instructions as of the date first above written.


                                              Silicon Spice, Inc.
                                              a California corporation


                                              By:
                                                  ------------------------------
                                              Title:
                                                     ---------------------------

                                              OPTIONEE:


                                              ----------------------------------
                                              Signature of Optionee


ESCROW AGENT:

GRAY CARY WARE & FREIDENRICH
A Professional Corporation


By:
   -----------------------------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto __________________ (____________)shares of the Capital Stock of Silicon Spice, Inc. standing in the undersigned's name on the books of said corporation represented by Certificate No. _________________ herewith and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:                        , 20
      ------------------------     --


                                                  Signature


                                                  ------------------------------